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                                                                     EXHIBIT 2.3

                      Bill of Sale and General Assignment


     This Bill of Sale and General Assignment (the "Assignment") is executed and delivered this _____ day of ____________, 1996 by KEVCO DELAWARE, INC., a Delaware corporation ("Assignor"), to SUNBELT WOOD COMPONENTS, INC., a Delaware corporation ("Assignee");

                                  WITNESSETH:

     WHEREAS, Assignor has determined that it is in its best interest to restructure its operations along product lines in order to, among other things, enable its Sunbelt Wood Components division (the "Division") to more accurately account for and budget its revenues and expenses, including overhead expenses, conduct its business and achieve a higher visibility and separate identity as a manufacturer of wood products for sale generally to the manufactured housing industry (the "Restructuring"); and

     WHEREAS, following consummation of the Restructuring, Assignee will be a wholly-owned subsidiary of Assignor; and

     WHEREAS, in order to consummate the Restructuring, it is necessary for Assignor to transfer and assign to Assignee all of Assignor's rights, title, interests, claims, equities, and incidents of ownership in and to all assets and properties of Assignor, tangible or intangible, real, personal or mixed, and wheresoever located, used by Assignor in the operation of the Division (collectively the "Assigned Property"). As used herein, the term "Assigned Property" means the assets described on the balance sheet of the Division attached hereto as Exhibit "A" and herein incorporated by reference for all purposes, together with any assets of the Division acquired since such date and less any assets of the Division disposed of since such date in the ordinary course of the Division's business, together with all leases, trademarks, service marks and other intellectual property owned by the Division or in which it has an interest;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

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Assignor does hereby transfer, convey, assign, deliver and set over, and by these presents does hereby transfer, convey, assign, deliver and set over, unto Assignee, without recourse and without any representation or warranty being made, express, implied or statutory, all of Assignor's rights, title, interest, claims, equities and incidents of ownership in and to the Assigned Property.

     TO HAVE AND TO HOLD the Assigned Property with all of the appurtenances thereto unto Assignee, its successors, assigns, receivers, trustees and legal representatives forever, to its and their own use and benefit.

     Assignor covenants and agrees to and with Assignee that Assignor will, at any time and from time to time from and after the date hereof, upon the reasonable request of Assignee, execute and deliver to Assignee or Assignee's designee or designees, all other and further instruments and assurances reasonably necessary so as to further vest in Assignee full right, title and interest in and to any of the Assigned Property or interest therein, which this instrument purports to transfer to Assignee.

     This Assignment shall be binding upon Assignor, its successors, assigns, receivers, trustees and other legal representatives, and it shall inure to the benefit of Assignee, its successors, assigns, receivers, trustees and other legal representatives.

     EXECUTED AND DELIVERED as of the day and year first above written, effective _______________, 1996.

                                   ASSIGNOR:

                                   KEVCO DELAWARE, INC.


                                   By:__________________________________
                                    Its ______________________________


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THE STATE OF TEXAS                  (S)
                                    (S)
COUNTY OF TARRANT                   (S)


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared ___________________________, __________________________________ of KEVCO DELAWARE, INC., a Delaware
corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

     GIVEN under my hand and seal of office this _____ day of _________________________, 1995.



                                    ----------------------------------------
                                    Notary Public - State of Texas


My commission expires:
                      --------------------------

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